Exhibit 99


         Journal Communications Reports Third Quarter Results

    MILWAUKEE--(BUSINESS WIRE)--Oct. 23, 2007--Journal Communications (NYSE:JRN) today announced results for its third quarter ended
September 30, 2007. Note that unless otherwise indicated, all comparisons are to the third quarter ended September 24, 2006. Both quarters contained 91 days.

    For the third quarter 2007, revenue from continuing operations of $144.4 million decreased 5.6% compared to $153.0 million. Earnings from continuing operations increased 3.1% to $12.6 million compared to $12.2 million. Note that in the third quarter 2007, earnings from continuing operations were favorably impacted by an $825,000 tax reserve adjustment and an insurance settlement of $430,000, net of tax, related to prior legal expenses.

    Net earnings were $13.9 million compared to net earnings of $13.5 million.

    Basic and diluted earnings per share from continuing operations were $0.20 and $0.19, respectively, compared to $0.17 for both. Basic and diluted earnings per share from discontinued operations were $0.02 for both the third quarters 2007 and 2006. Basic and diluted net earnings per share were $0.22 and $0.21, respectively, compared to $0.19 for both.

    Note that in the third quarter 2007, Journal Communications' basic and diluted earnings per share from continuing operations were impacted favorably by $0.02 from the above-mentioned tax reserve adjustment and insurance settlement.

    "The weak advertising environment persisted in the third quarter of 2007," said Steven J. Smith, chairman and chief executive officer of Journal Communications. "Publishing continued to face softness in employment and real estate classified advertising as well as in retail advertising. Our television business was also challenged, reflecting tougher comparisons due to an off-cycle year in political and issue advertising and a significant decline in national advertising. We are benefiting from new revenue opportunities in online, developmental programs and targeted products as well as from production efficiencies and will continue to focus on cost containment initiatives that will have an ongoing impact on the operation of our businesses.

    "Journal Sentinel's continued focus on expense control resulted in total operating expenses decreasing about 6%, excluding the insurance proceeds. Recently, the daily newspaper announced a voluntary employee separation program to better align the size of its business with the changing dynamics of the newspaper industry. Journal Sentinel continues to pursue high-quality commercial printing opportunities and in late September, won a three-year contract to print the Chicago Reader. Each issue of the tabloid newspaper averages between 140-160 pages and is distributed at more than 1,400 locations in the greater Chicago area. We were able to offer the Chicago Reader competitive pricing, exceptional print quality and proximity to its readership base.

    "Our online initiatives are forging ahead. Third quarter interactive revenue at the Milwaukee Journal Sentinel increased almost 33% to $3.4 million and at the broadcast group surpassed $800,000. Additionally, in late September, Journal Communications and Monster(R) launched the co-branded employment site, JobNoggin.com (www.jobnoggin.com/monster), which combines the local audience strength of our daily newspaper, JSOnline.com and our Milwaukee television and radio properties with Monster's best-in-class product and brand.

    "In television, our Ft. Myers station premiered its locally produced hour-long lifestyle show, "The Morning Blend," and our similar show in Milwaukee celebrated its first anniversary. Our Boise television station grew revenue and posted a solid increase in operating earnings and in the radio group, we saw revenue and operating earnings growth at our Boise, Knoxville, Springfield and Tulsa clusters.

    "We are pleased to note that IPC, our printing services business, recorded a significant increase in operating earnings -- surpassing $2.4 million -- and achieved its best quarterly performance since our initial public offering four years ago."

    Consolidated

    For the third quarter, revenue from continuing operations of $144.4 million decreased 5.6% compared to $153.0 million. Operating earnings decreased 12.3% to $21.5 million. Operating earnings margin was 14.9% compared to 16.0%. EBITDA (net earnings excluding the gain from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $28.7 million decreased 8.6% compared to $31.4 million.

    Publishing

    For the third quarter, publishing revenue from continuing operations decreased 6.4% to $65.2 million compared to $69.6 million. In part, this reflected continued weakness in classified and retail advertising at both the daily newspaper and the community newspapers and shoppers, partially offset by gains in commercial printing at both. Revenue declines at our community newspapers and shoppers division also reflect certain revenue previously reported within the division that is now reported under the daily newspaper, as well as the change to a free distribution model of our Milwaukee-area community newspapers. Total interactive advertising revenue at the daily newspaper increased 32.8% to $3.4 million compared to $2.5 million.

    Publishing operating earnings increased 4.0% to $9.4 million from $9.0 million, reflecting a decrease in newsprint costs, the impact of the aforementioned insurance settlement and tight cost controls, partially offset by the reduction in revenue.

    Broadcasting

    For the third quarter, broadcasting revenue decreased 7.9% to $53.7 million compared to $58.3 million. For the third quarter 2007 compared to the third quarter 2006, political and issue advertising revenue was $0.4 million versus $4.2 million and national advertising revenue was down $0.9 million, or 7.9%. Broadcasting operating earnings of $9.7 million were down 35.4% compared to $15.1 million, largely reflecting the declines in revenue.

    For the third quarter, revenue from television stations decreased 11.6% to $31.2 million compared to $35.3 million. Operating earnings from television stations decreased 55.8% to $3.4 million compared to $7.7 million.

    For the third quarter, revenue from radio stations of $22.5 million was down 2.3% compared to $23.0 million. On a same-station basis (excluding revenue generated by KBBX-FM, which was sold in September 2006 and KOMJ-AM, which was sold earlier this year), radio revenue decreased 0.5%. Operating earnings from radio stations of $6.3 million decreased 14.5%. On a same-station basis, radio operating earnings decreased 11.7%.

    Printing Services

    For the third quarter, revenue from printing services was up 18.6% to $18.3 million from $15.5 million due to increased business from a large computer customer as well as from new accounts. Operating earnings from printing services increased almost fivefold to $2.4 million compared to $0.4 million due to increased revenues, production efficiencies and the change in business mix.

    Other

    For the third quarter, revenue for "Other" of $7.2 million decreased 25.1% compared to $9.7 million reflecting softness in the mailing services part of our direct marketing business. "Other" operating earnings were flat.

    Discontinued Operations

    The operating results of our former New England, Ohio and Louisiana community publishing and printing clusters (which were sold during the summer of 2007) and Norlight Telecommunications, Inc. (our former telecommunications subsidiary which was sold in February 2007) are classified as discontinued operations, net of tax. In the third quarter 2007, the gain on the sales of the New England and Louisiana publishing operations was $1.3 million. This compares to operating results from discontinued operations of $1.3 million in last year's third quarter.

    Non-Operating Items

    For the third quarter, other expense, which primarily consists of interest expense, decreased $2.1 million to $1.9 million compared to $4.0 million. The decrease is attributable in large part to a decrease in debt outstanding, which was reduced with the proceeds from the sale of Norlight and several community newspaper and shopper clusters, partially offset by shares of the Company's common stock repurchased during the year.

    Stock Repurchase Program

    During the third quarter 2007, the Company repurchased 4,342,200 of its class A and class B common stock, including 3,200,000 class B shares purchased from Matex, Inc. Through September 30, 2007, the Company had repurchased a total of 13,291,300 shares of its common stock, of which 10,091,300 were class A shares.

    Fourth Quarter 2007 Outlook

    The fourth quarter of 2007 contains thirteen weeks compared to fourteen weeks for the fourth quarter 2006. Due to the impact of this unfavorable comparison, the challenging advertising environment and the expected decline in political and issue advertising revenue -- which totaled $1.0 million in radio and $9.1 million in television in the fourth quarter of 2006 -- the Company expects reduced revenues across all of its businesses for the fourth quarter 2007.

    Webcast of Conference Call

    A live webcast of the second quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 10:30 a.m. CT this morning. An archive of the webcast will be available on this site today through November 6. To access the call, dial (866) 510-0704 (domestic) or (617) 597-5362 (international) at least 10 minutes prior to the scheduled 10:30 a.m. CT start. The access code for the conference call is 46974915. Replays of the conference call will be available October 23 through October 25. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888
(international) at least one hour after the completion of the call. The access code for the replay is 39946601.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and 45 community newspapers and shoppers in Wisconsin and Florida. We own and operate 35 radio stations and ten television stations in 12 states and operate two television stations under local marketing agreements. Our interactive media assets include more than 75 online enterprises that are associated with our daily and community newspapers, television and radio stations. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- and operate a direct marketing services business.

    Tables Follow


                     Journal Communications, Inc.
           Consolidated Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)



                                       Third Quarter (A)
                                    -----------------------
                                       2007        2006      % Change
                                    ----------- ----------- ----------

Continuing Operations:
Revenue:
  Publishing                           $65,155     $69,615       (6.4)
  Broadcasting                          53,654      58,257       (7.9)
  Printing services                     18,328      15,456       18.6
  Other                                  7,242       9,672      (25.1)
                                    ----------- -----------
Total revenue                          144,379     153,000       (5.6)

Operating costs and expenses:
  Publishing                            34,172      36,033       (5.2)
  Broadcasting                          25,462      24,105        5.6
  Printing services                     13,758      12,910        6.6
  Other                                  6,155       8,490      (27.5)
                                    ----------- -----------
Total operating costs and expenses      79,547      81,538       (2.4)

Selling and administrative expenses     43,368      46,984       (7.7)
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              122,915     128,522       (4.4)
                                    ----------- -----------

Operating earnings                      21,464      24,478      (12.3)

Other income and (expense):
  Interest income                           23          10
  Interest expense                      (1,937)     (4,025)
                                    ----------- -----------
Total other income and (expense)        (1,914)     (4,015)     (52.3)

Earnings from continuing operations
 before income taxes                    19,550      20,463       (4.5)

Provision for income taxes               6,944       8,238      (15.7)
                                    ----------- -----------

Earnings from continuing operations     12,606      12,225        3.1

Gain from discontinued operations,
 net of tax                              1,293       1,276        1.3
                                    ----------- -----------

Net earnings                           $13,899     $13,501        2.9
                                    =========== ===========

Weighted average number of shares:
  Basic                             62,054,166  66,974,953
  Diluted                           66,577,673  71,461,595

Earnings per share:
  Basic:
      Continuing operations              $0.20       $0.17
      Discontinued operations             0.02        0.02
                                    ----------- -----------
      Net earnings                       $0.22       $0.19
                                    =========== ===========

  Diluted:
      Continuing operations              $0.19       $0.17
      Discontinued operations             0.02        0.02
                                    ----------- -----------
      Net earnings                       $0.21       $0.19
                                    =========== ===========




                                      Three Quarters (B)
                                    -----------------------
                                       2007        2006      % Change
                                    ----------- ----------- ----------

Continuing Operations:
Revenue:
  Publishing                          $199,168    $206,965       (3.8)
  Broadcasting                         161,379     168,347       (4.1)
  Printing services                     51,730      48,452        6.8
  Other                                 22,760      29,794      (23.6)
                                    ----------- -----------
Total revenue                          435,037     453,558       (4.1)

Operating costs and expenses:
  Publishing                           106,523     109,024       (2.3)
  Broadcasting                          71,592      68,321        4.8
  Printing services                     41,331      40,705        1.5
  Other                                 19,231      25,584      (24.8)
                                    ----------- -----------
Total operating costs and expenses     238,677     243,634       (2.0)

Selling and administrative expenses    135,523     142,069       (4.6)
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              374,200     385,703       (3.0)
                                    ----------- -----------

Operating earnings                      60,837      67,855      (10.3)

Other income and (expense):
  Interest income                           26          29
  Interest expense                      (6,919)    (11,551)
                                    ----------- -----------
Total other income and (expense)        (6,893)    (11,522)     (40.2)

Earnings from continuing operations
 before income taxes                    53,944      56,333       (4.2)

Provision for income taxes              20,396      22,536       (9.5)
                                    ----------- -----------

Earnings from continuing operations     33,548      33,797       (0.7)

Gain from discontinued operations,
 net of tax                             67,832       7,218      839.8
                                    ----------- -----------

Net earnings                          $101,380     $41,015      147.2
                                    =========== ===========

Weighted average number of shares:
  Basic                             63,654,908  67,725,338
  Diluted                           68,189,528  72,234,372

Earnings per share:
  Basic:
      Continuing operations              $0.50       $0.48
      Discontinued operations             1.07        0.11
                                    ----------- -----------
      Net earnings                       $1.57       $0.59
                                    =========== ===========

  Diluted:
      Continuing operations              $0.49       $0.47
      Discontinued operations             1.00        0.10
                                    ----------- -----------
      Net earnings                       $1.49       $0.57
                                    =========== ===========



(A) 2007 third quarter: July 2, 2007 to September 30, 2007.
    2006 third quarter: June 26, 2006 to September 24, 2006.
(B) 2007 three quarters: January 1, 2007 to September 30, 2007. 2006 three quarters: December 26, 2005 to September 24, 2006.


                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)




              Third Quarter (A)            Three Quarters (B)
             -------------------           ------------------
               2007      2006    % Change    2007      2006   % Change
             --------- --------- --------- --------- -------- --------
Revenue
-------------
Publishing    $65,155   $69,615      (6.4)  $199,168 $206,965    (3.8)
Broadcasting   53,654    58,257      (7.9)   161,379  168,347    (4.1)
Printing
 services      18,328    15,456      18.6     51,730   48,452     6.8
Other           7,242     9,672     (25.1)    22,760   29,794   (23.6)
             --------- ---------           --------- --------
             $144,379  $153,000      (5.6)  $435,037 $453,558    (4.1)
             ========= =========           ========= ========

Operating
 earnings
-------------
Publishing     $9,378    $9,013       4.0    $24,611  $23,415     5.1
Broadcasting    9,717    15,052     (35.4)    31,015   42,797   (27.5)
Printing
 services       2,375       421     464.1      4,422    1,443   206.4
Other              (6)       (8)     25.0        789      200   294.5
             --------- ---------           --------- --------
              $21,464   $24,478     (12.3)   $60,837  $67,855   (10.3)
             ========= =========           ========= ========

Depreciation
 and
 amortization
-------------
Publishing     $3,228    $3,089       4.5    $10,041   $9,430     6.5
Broadcasting    3,229     3,140       2.8      9,624    9,365     2.8
Printing
 services         537       491       9.4      1,562    1,441     8.4
Other             262       226      15.9        785      655    19.8
             --------- ---------           --------- --------
               $7,256    $6,946       4.5    $22,012  $20,891     5.4
             ========= =========           ========= ========


(A) 2007 third quarter: July 2, 2007 to September 30, 2007.
    2006 third quarter: June 26, 2006 to September 24, 2006.
(B) 2007 three quarters: January 1, 2007 to September 30, 2007. 2006 three quarters: December 26, 2005 to September 24, 2006.



                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
-------------------------------


                                         Third Quarter of 2007 (A)
                                      --------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                $21,513     $7,057    $28,570
   Classified                             14,908      1,661     16,569
   National                                2,446         --      2,446
   Direct Marketing                          791         --        791
   Other                                      --         67         67
                                      ---------- ---------- ----------
Total advertising revenue                 39,658      8,785     48,443
Circulation revenue                       12,890        236     13,126
Other revenue                              2,531      1,055      3,586
                                      ---------- ---------- ----------
Total revenue                            $55,079    $10,076    $65,155
                                      ========== ========== ==========



                                         Third Quarter of 2006 (B)
                                      --------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                $21,875     $8,404    $30,279
   Classified                             16,705      2,141     18,846
   National                                2,637         --      2,637
   Direct Marketing                        1,258         --      1,258
   Other                                      --         82         82
                                      ---------- ---------- ----------
Total advertising revenue                 42,475     10,627     53,102
Circulation revenue                       13,124        542     13,666
Other revenue                              2,108        739      2,847
                                      ---------- ---------- ----------
Total revenue                            $57,707    $11,908    $69,615
                                      ========== ========== ==========




                                       % Change   % Change  % Change
                                        Daily       CN&S      Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                  (1.7)     (16.0)      (5.6)
   Classified                             (10.8)     (22.4)     (12.1)
   National                                (7.2)       N/A       (7.2)
   Direct Marketing                       (37.1)       N/A      (37.1)
   Other                                    N/A      (18.3)     (18.3)
Total advertising revenue                  (6.6)     (17.3)      (8.8)
Circulation revenue                        (1.8)     (56.5)      (4.0)
Other revenue                              20.1       42.8       26.0
Total revenue                              (4.6)     (15.4)      (6.4)


                                         Three Quarters of 2007 (C)
                                      --------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                $65,024    $21,991    $87,015
   Classified                             46,040      4,728     50,768
   National                                6,766         --      6,766
   Direct Marketing                        2,959         --      2,959
   Other                                      --        318        318
                                      ---------- ---------- ----------
Total advertising revenue                120,789     27,037    147,826
Circulation revenue                       38,415        820     39,235
Other revenue                              8,992      3,115     12,107
                                      ---------- ---------- ----------
Total revenue                           $168,196    $30,972   $199,168
                                      ========== ========== ==========




                                         Three Quarters of 2006 (D)
                                      --------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                $61,771    $26,063    $87,834
   Classified                             49,916      6,201     56,117
   National                                7,778         --      7,778
   Direct Marketing                        4,128         --      4,128
   Other                                      --        526        526
                                      ---------- ---------- ----------
Total advertising revenue                123,593     32,790    156,383
Circulation revenue                       38,872      1,675     40,547
Other revenue                              7,640      2,395     10,035
                                      ---------- ---------- ----------
Total revenue                           $170,105    $36,860   $206,965
                                      ========== ========== ==========




                                       % Change   % Change  % Change
                                        Daily       CN&S      Total
                                      ---------- ---------- ----------

Advertising revenue:
   Retail                                   5.3      (15.6)      (0.9)
   Classified                              (7.8)     (23.8)      (9.5)
   National                               (13.0)       N/A      (13.0)
   Direct Marketing                       (28.3)       N/A      (28.3)
   Other                                    N/A      (39.5)     (39.5)
Total advertising revenue                  (2.3)     (17.5)      (5.5)
Circulation revenue                        (1.2)     (51.0)      (3.2)
Other revenue                              17.7       30.1       20.6
Total revenue                              (1.1)     (16.0)      (3.8)




(A) 2007 third quarter: July 2, 2007 to September 30, 2007.
(B) 2006 third quarter: June 26, 2006 to September 24, 2006.
(C) 2007 three quarters: January 1, 2007 to September 30, 2007.
(D) 2006 three quarters: December 26, 2005 to September 30, 2006.


NOTE:
Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper
 advertising linage by category:
----------------------------------------

                                         Third Quarter (A)
                                        -------------------
                                          2007      2006     % Change
                                        --------- --------- ----------
Advertising linage (inches):

Full run
   Retail                                 150,388   164,555      (8.6)
   Classified                             138,690   166,666     (16.8)
   National                                13,472    13,772      (2.2)
                                        --------- ---------
Total full run                            302,550   344,993     (12.3)
Part run                                   11,397    28,047     (59.4)
                                        --------- ---------
Total advertising linage                  313,947   373,040     (15.8)
                                        ========= =========

Preprint pieces (in thousands)            201,269   208,542      (3.5)
                                        ========= =========

Total pages and revenue per page of our
 community newspapers and shoppers:
----------------------------------------

Total pages
   Community newspapers                    11,576    15,732     (26.4)
   Shoppers and specialty products         12,378    14,979     (17.4)
                                        --------- ---------
Total pages                                23,954    30,711     (22.0)
                                        ========= =========

Revenue per page                          $329.14   $312.81       5.2
                                        ========= =========


Daily newspaper's core newspaper
 advertising linage by category:
----------------------------------------

                                        Three Quarters (B)
                                        -------------------
                                          2007      2006     % Change
                                        --------- --------- ----------
Advertising linage (inches):

Full run
   Retail                                 452,576   490,926      (7.8)
   Classified                             424,085   502,857     (15.7)
   National                                33,801    42,606     (20.7)
                                        --------- ---------
Total full run                            910,462 1,036,389     (12.2)
Part run                                   29,641    84,939     (65.1)
                                        --------- ---------
Total advertising linage                  940,103 1,121,328     (16.2)
                                        ========= =========

Preprint pieces (in thousands)            616,077   632,266      (2.6)
                                        ========= =========

Total pages and revenue per page of our
 community newspapers and shoppers:
----------------------------------------

Full pages of advertising:
   Community newspapers                    36,376    53,486     (32.0)
   Shoppers and specialty products         37,071    44,389     (16.5)
                                        --------- ---------
Total full pages of advertising            73,447    97,875     (25.0)
                                        ========= =========

Revenue per page                          $329.48   $298.68      10.3
                                        ========= =========



(A) 2007 third quarter: July 2, 2007 to September 30, 2007.
    2006 third quarter: June 26, 2006 to September 24, 2006.
(B) 2007 three quarters: January 1, 2007 to September 30, 2007. 2006 three quarters: December 26, 2005 to September 24, 2006.


NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data is subject to later adjustment.



                     Journal Communications, Inc.
 Reconciliation of consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                                Third Quarter (A)  Three Quarters (B)
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Net earnings                    $13,899   $13,501  $101,380   $41,015
Gain from discontinued
 operations, net                 (1,293)   (1,276)  (67,832)   (7,218)
Provision for income taxes        6,944     8,238    20,396    22,536
Total other expense, net          1,914     4,015     6,893    11,522
Depreciation                      6,759     6,464    20,564    19,454
Amortization                        497       482     1,448     1,437
                               --------- --------- --------- ---------
EBITDA                          $28,720   $31,424   $82,849   $88,746
                               ========= ========= ========= =========


(A) 2007 third quarter: July 2, 2007 to September 30, 2007.
    2006 third quarter: June 26, 2006 to September 24, 2006.
(B) 2007 three quarters: January 1, 2007 to September 30, 2007. 2006 three quarters: December 26, 2005 to September 24, 2006.



We define EBITDA as net earnings excluding gain/loss from discontinued operations, net, provision for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.


                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                         September 30,
                                             2007        December 31,
                                          (unaudited)        2006
                                        --------------- --------------
ASSETS
Current assets:
  Cash and cash equivalents                      $6,660         $7,923
  Receivables, net                               86,750         87,182
  Inventories, net                                6,298          6,752
  Prepaid expenses and other current
   assets                                        12,916         11,495
  Deferred income taxes                           7,361         11,017
  Current assets of discontinued
   operations                                       133        118,589
                                        --------------- --------------
Total current assets                            120,118        242,958
Property and equipment, net                     218,841        217,823
Goodwill                                        232,366        231,635
Broadcast licenses                              223,529        196,659
Other intangible assets, net                     26,159         26,826
Prepaid Pension Costs                             5,208             --
Other assets                                     17,384         39,079
Non-current assets of discontinued
 operations                                         257            278
                                        --------------- --------------
Total assets                                   $843,862       $955,258
                                        =============== ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $26,524        $31,025
  Accrued compensation                           13,595         18,730
  Accrued employee benefits                      14,519         10,456
  Deferred revenue                               16,495         18,505
  Accrued income taxes                           15,017          4,048
  Other current liabilities                       8,061         18,368
  Current liabilities of discontinued
   operations                                       224         20,939
  Current portion of long-term
   liabilities                                    4,012          4,770
                                        --------------- --------------
Total current liabilities                        98,447        126,841
Accrued employee benefits                        26,333         33,749
Long-term notes payable to banks                149,120        235,000
Deferred income taxes                            59,743         62,089
Other long-term liabilities                      13,336         16,687
Shareholders' equity                            496,883        480,892
                                        --------------- --------------
Total liabilities and shareholders'
 equity                                        $843,862       $955,258
                                        =============== ==============


NOTE:
For 2006, assets and liabilities of the Community Newspapers and Shoppers in the Ohio, Louisiana and New England clusters were classified as current assets or current liabilities of discontinued operations due to the sales of these clusters on June 25, 2007, July 6, 2007 and August 2, 2007, respectively.


    CONTACT: Journal Communications, Inc.
             Sara Leuchter Wilkins
             Vice President of Investor Relations &
             Corporate Communications
             414-224-2633
             swilkins@journalcommunications.com